                                                               Exhibit 23.1





                    CONSENT OF INDEPENDENT ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-44363, 33-55090 and 333-29439).



                                        /s/ Arthur Andersen LLP
                                        -----------------------------
                                        ARTHUR ANDERSEN LLP



Washington, D.C.
February 27, 1998

                                                               Exhibit 23.2





                    CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements on Form S-8 of Government Technology Services, Inc. (File Nos. 33-44363, 33-55090 and 333-29439) of our report dated March 1, 1996, except
Note 5, as to which the date was March 26, 1996, on our audit of the consolidated statements of operations, cash flows, and changes in stockholders' equity and related financial statement schedule of Government Technology Services, Inc. and Subsidiary for the year ended December 31, 1995, which report is included in this Annual Report on Form 10-K.



                                        /s/ Coopers & Lybrand, L.L.P.
                                        -----------------------------
                                        COOPERS & LYBRAND, L.L.P.



McLean, Virginia
March 27, 1998